                                                                  EXHIBIT (D)(V)

                      RIDER TO GROWTH AND INCOME PORTFOLIO
                     OF THE ENTERPRISE GROUP OF FUNDS, INC.
                          PORTFOLIO MANAGER'S AGREEMENT
                             DATED FEBRUARY 28, 1992

         THIS RIDER, made the first day of May 1997, is among The Enterprise Group of Funds, Inc. (the "Fund"), Enterprise Capital Management, Inc., and 1740 Advisers, Inc.

         The Agreement is hereby modified by deleting all references to the Growth and Income Portfolio and replacing all references with the Equity Income Portfolio.

         Whenever there is any conflict between this Rider and the printed part of the Agreement, the provisions of the Agreement are paramount and the Agreement shall be construed accordingly.

         IN WITNESS WHEREOF, the parties hereof have caused this Rider to be signed by their duly authorized officers and their corporate seals hereunto affixed and attested as of the date first above written.


                                    THE ENTERPRISE GROUP OF FUNDS, INC.

                                    By: /s/ CATHERINE R. MCCLELLAN
                                        --------------------------------

                                    ENTERPRISE CAPITAL MANAGEMENT, INC.

                                    By: /s/ CATHERINE R. MCCLELLAN
                                        --------------------------------

                                    1740 ADVISERS, INC.

                                    By: /s/ JOHN V. ROCK
                                        --------------------------------

                           GROWTH AND INCOME PORTFOLIO
                                       OF
                       THE ENTERPRISE GROUP OF FUNDS, INC.

                          PORTFOLIO MANAGER'S AGREEMENT

        THIS AGREEMENT, made this 28th day of February, 1992, is by and between Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and MONY Advisers, Inc., a New York corporation (hereinafter referred to as the "Portfolio Manager").

                             BACKGROUND INFORMATION

        (A) The Adviser has entered into an Investment Adviser's Agreement dated as of September 14, 1987 with The Enterprise Group of Funds, Inc., a Maryland corporation (the "Fund"), a copy of which agreement is attached hereto as Exhibit A (the "Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the Portfolios of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefor. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the Portfolios of the Fund.

        (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the Growth and Income Portfolio of the Fund (the "Portfolio") securities investment advisory services for that Portfolio.

                                WITNESSETH THAT:

        In consideration of the mutual covenants herein contained, the Adviser and the Portfolio Manager agree as follows:

                 (1) The Adviser hereby employs the Portfolio Manager to render certain investment advisory services to the Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

                 (2) The Portfolio Manager shall furnish the Portfolio advice with respect to the investment and reinvestment of the assets of the Portfolio, or such portion of the assets of the Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the Portfolio as set forth in Exhibit B attached hereto and made a part hereof.

                 (3) The Portfolio Manager shall perform a monthly reconciliation of the Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holding or valuation to the attention of the Adviser.

                 (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the Portfolio in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the Portfolio.

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                 (5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Portfolio.

                 (6)(a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20th) day after the close of each calendar month, a sum equal to .025 of 1% of the average of the daily closing net asset values of the Portfolio managed by the Portfolio Manager during such month (that is, .30 of 1% per year) for the first ONE HUNDRED MILLION DOLLARS ($100,000,000.00) under management and a sum equal to .0208 of 1% of the average of the daily closing net asset values for the next ONE HUNDRED MILLION DOLLARS ($100,000,000.00) to TWO HUNDRED MILLION DOLLARS ($200,000,000.00) (that is, .25 of 1% per year) and a sum equal to .0167 of 1% of the average of daily closing net asset values for assets in excess of TWO HUNDRED MILLION DOLLARS ($200,000,000.00) managed by the Portfolio Manager during such month (that is .20 of 1% per year).

                 (6)(b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

                 (6)(c) For the purposes of this Paragraph 5, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Portfolio's shares.

                 (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

                 (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder; except that the Portfolio Manager shall be held liable for any losses resulting from its negligent management which result in transactional errors or omissions including, but not limited to, incorrect, delayed or omitted trade advices arising from the Portfolio Manager's negligence which result in mispricing the Portfolio; and the Portfolio Manager shall be obligated to make the Portfolio whole and absorb related transfer agent costs which result from the transaction.

                 (9) The Portfolio Manager will not take, and it will take necessary steps to prevent its officers and directors from taking, at any time, a short position in any shares of any Portfolio of the Fund. The Portfolio Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to Fund Portfolio transactions insofar as such transactions may relate to the Portfolio Manager.


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                 (10) In connection with the management of the investment and reinvestment of the assets of the Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of portfolio securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Portfolio and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Directors of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Portfolio, the Adviser or the Portfolio Manager and, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of Portfolios of the Fund.

                 (11) The Fund may terminate this Agreement by sixty days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Directors, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by sixty days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by sixty days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

                 (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until May 1, 1993 and from year to year thereafter if its continuance after said date:
       (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Directors of the Fund, including a majority of those directors who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                 (13) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.


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        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

                                            ENTERPRISE CAPITAL MANAGEMENT, INC.

(SEAL)
                                            By: /s/ VICTOR UGOLYN
                                                ------------------------
                                                Victor Ugolyn, President


ATTEST: /s/ CATHERINE R. MCCLELLAN
        --------------------------
        Secretary or
        Assistant Secretary

                                            MONY ADVISERS, INC.

(SEAL)                                      By: /s/ JOHN V. ROCK, PRES.
                                                ------------------------
                                                (name, title)
ATTEST: /s/ LINDA S. LOPEZ
        --------------------------
        Secretary or
        Assistant Secretary

                                    EXHIBIT A

                       THE ENTERPRISE GROUP OF FUNDS, INC.

                         INVESTMENT ADVISER'S AGREEMENT

         THIS AGREEMENT, made this 14th day of September, 1987, is by and between The Enterprise Group of Funds, Inc., a Maryland corporation (hereinafter referred to as the "Fund"), and Enterprise Capital Management Inc., a Georgia corporation (hereinafter referred to as the "Adviser").

                                WITNESSETH THAT:

         In consideration of the mutual covenants herein contained, the Fund and the Adviser agree as follows:

         (1) The Fund hereby employs the Adviser to act as the Investment Adviser of the Fund, and in addition, to render certain other services to the Fund, all as set forth herein. The Adviser hereby accepts such employment and agrees to perform such services on the terms set forth, and for the compensation herein provided.

         (2) The Adviser will1 furnish each Portfolio of the Fund advice with respect to the investment and reinvestment of the assets of each Portfolio of the Fund in accordance with the investment objectives of each such Portfolio as set forth in any currently effective registration statement with the Securities and Exchange Commission (the "SEC") with respect to securities of the Fund.

         (3) In carrying out its duties hereunder, it is contemplated that the Adviser will select and employ subinvestment adviser Portfolio Managers for the respective Portfolios of the Fund, subject to compliance with the provisions of
Section 15 of the Investment Company Act of 1940, as amended.

         (4) The Adviser will for all purposes herein be deemed to be an independent contractor. The Adviser has no authority to act for or represent the Fund in any way and is not an agent of the Fund.

         (5) The Adviser will, at its own expense, furnish to the Fund directly or through any of the Adviser's subsidiaries, office facilities, including space, furniture and equipment, and, to the extent that such services are not being provided by others under contract with the Fund, personnel for the managing of the affairs of, service of, the investment of, and keeping the books and records of the Fund, including clerical, research, statistical and investment work, but not including duties or services which are customarily performed for an open-end management investment company by its Board of Directors, custodian, transfer agent, registrar, dividend disbursing agent, auditors and legal counsel.

                  Personnel provided shall be persons satisfactory to the Board of Directors of the Fund to serve as officers of the Fund, including a President, one or more Vice Presidents, a Secretary, a Treasurer and such additional officers and employees as may reasonably be necessary for the execution of its duties under this Agreement.

                  The personnel and facilities furnished as aforesaid shall be subject to the control and direction of the Board of Directors of the Fund. Such personnel shall be employees of the Fund, notwithstanding that some or all of their compensation and expenses of their employment may be paid by the Adviser.

         (6) It is understood that the Adviser does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund except those specifically stated herein to be payable by the Adviser. In connection therewith, the Adviser understands that the Fund pays and shall continue to pay the following expenses (which shall not be a limiting statement of such expenses):

                  (a) The fees, compensation and traveling expenses of the Directors of the Fund,

                  (b) Telephone, telegraphic and postage expenses related to communications between Directors and officers of the Fund, other than those provided by the Adviser,

                  (c) The fees of any custodian, transfer agent, registrar or dividend disbursing agent of the Fund.

                  (d) Compensation of the Fund's auditors and counsel, including compensation and costs relating to litigation.

                  (e) Franchise, income and original issue taxes relating to the Fund and its securities,

                  (f) Fees and legal expenses incurred in qualifying the shares of the Fund for sale with any state regulatory agency in the several states, and the fees and expenses of maintaining, renewing, increasing or amending such qualifications,

                  (g) Insurance premiums or interest on indebtedness,

                  (h) Association dues,

                  (i) Fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the SEC, including the preparation and printing of prospectuses.

                  (j) Costs of printing and mailing reports to shareholders, proxy statements, dividends notices and other communications to shareholders, as well as all expenses of shareholders and Directors meetings,

                  (k) Cost of printing of stock certificates,

                  (l) Broker's commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party, and

                  (m) Business licenses, intangible and franchise taxes.

                  Costs relating to the Fund's dividends and capital gains reinvestment program and other shareholder plans will not be borne by the Fund except to the extent of the normal cost to the Fund of issuing shares. All other costs relating to such programs and plans will be borne by the Adviser.

         (7) The Fund agrees to pay the Adviser for its services and facilities to be furnished under this Agreement, within 15 days after the close of each calendar month after the effective date of this

Agreement, the amounts equal to the percentages of the average of the daily closing net asset values of the respective Portfolios of the Fund that are set forth in Schedule A hereto. Subject to the requirements of Section 15 of the Investment Company Act of 1940, such Schedule A may be amended from time to time by agreement between the fund and the Adviser with respect to existing Portfolios of the Fund or as new Portfolios are added to the Fund.

         (8) The services of the Adviser hereunder are not to be deemed to be exclusive, and the Adviser is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Adviser of its responsibilities hereunder, it is agreed that the Adviser may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

         (9) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be liable to the Fund or to any shareholder or shareholders of the Fund for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Adviser hereunder.

         (10) Subject to and in accordance with the articles of incorporation and by-laws of the Fund and of the Adviser, it is agreed that the Directors, officers, employees and shareholders of the Fund are or may become interested in the Adviser as Directors, officers, employees, shareholders or otherwise, and that Directors, officers, employees and shareholders of the Adviser are or may be become similarly interested in the Fund and that the Adviser may be or become interested in the Fund as a shareholder, or otherwise.

         (11) The Adviser will not take, and it will take necessary steps to prevent its officers and directors from taking, at any time, a short position in any shares of the Fund. The Adviser also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to Fund portfolio transactions.

         (12) In connection with the management of the investment and reinvestment of the assets of the Fund and subject to review by the Fund's Board of Directors, the Adviser is authorized to select the brokers or dealers that will execute purchase and sale transactions for each Portfolio of the Fund and, at its option, at all times or from time to time to permit the respective Portfolio Managers to make such selections, subject to the review of the Adviser. In connection with such activity, the Adviser is directed to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Fund, its Portfolios and its shareholders, the Adviser shall have the right, subject to the control of the Board of Directors of the Fund, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Fund, the Adviser or any Portfolio Manager and, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., to consider sales of shares of the Portfolios as a factor in the selection of brokers or dealers.

         With respect to Section 11(a) of the Securities Exchange Act of 1934 and Rule 11(a)2-2(T) thereunder, the Fund hereby expressly consents and agrees that any associated person of the Adviser, including without limitation, FSC Securities Corporation, may effect securities transactions for the account of any Portfolio of the Fund on any national securities exchange of which such associated

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

person is a member, and that the Adviser and such associated person may receive or retain compensation in connection therewith.

         On occasions when the Adviser deems the purchase or sale of a security or other investment to be in the best interest of any Portfolio of the Fund as well as other Portfolios of the Fund, the Adviser may, to the extent permitted by applicable law and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner that it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and each of its Portfolios.

         (13) The Fund may terminate this Agreement by sixty days written notice to the Adviser at any time, without the payment or any penalty, by vote of the Fund's Board of Directors, or by vote of a majority of its outstanding voting securities, and the Adviser may terminate this Agreement by sixty days written notice to the Fund, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

         (14) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until August 31, 1989, and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Directors of the Fund, including a majority of those directors who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund; and (2) is specifically approved at least annually by the vote of a majority of directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         (15) This Agreement may be amended at any time by mutual consent of the parties; provided, that such consent on the part of the Fund shall have been approved by a vote of the majority of the outstanding voting securities of the Fund; but further provided, that this limitation shall not prevent any minor amendments to the Agreement which may be required by federal or state regulatory bodies, which amendments may be made without shareholder approval.

         (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the date first above written.


                                             THE ENTERPRISE GROUP OF FUNDS, INC.


(SEAL)

ATTEST: /s/ LEILANI S. HALL                  By: /s/ E. JAMES WISNER
        -------------------                      -------------------------------
                                             Its: President


                                             ENTERPRISE CAPITAL MANAGEMENT, INC.
(SEAL)
                                             By: /s/ E. JAMES WISNER
                                                 -------------------------------
ATTEST: /s/ LEILANI S. HALL                  Its: President
        -------------------


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




                       THE ENTERPRISE GROUP OF FUNDS, INC.

                                    EXHIBIT B

                       INVESTMENT OBJECTIVES AND POLICIES
                                     OF THE
                           GROWTH AND INCOME PORTFOLIO

         The following investment objectives of the Growth and Income may not be changed without approval of a majority of the outstanding voting securities of that Portfolio:

         The objective of the Growth and Income Portfolio is a combination of growth and income to achieve an above average and consistent total return, primarily from investments in dividend-paying common stocks. The Portfolios principal criterion in stock selection is above average yield, and it uses this criterion as a discipline to enhance stability and reduce market risk. Subject to this primary criterion, the Portfolio invests in stocks that have relatively low price to earnings ratios or relatively low price to book value ratios. Subject to its investment criteria, the Portfolio invests in convertible preferred stocks or bonds when, in the judgment of Sub-Adviser, common stocks do not offer equally attractive investment opportunities.

The Portfolio's stock selection process involves an analysis of the financial strength of the issuer, including the issuer's ability to pay above average dividends. In addition, a technicolor supply-demand analysis designed to focus on changes in the general market attitude towards the stock is completed as well as a cycle rotation analysis designed to benefit from market and business cycles. The Portfolio maintains a position by investing in stocks of mature, well-capitalized companies with high daily trading volumes.

         The Portfolio Manager shall be subject to the restrictions and limitations of investments as described in the Prospectus or any subsequent Prospectus.